Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-99112 on Form S-8 and Registration Statement No. 33-6859 on Form S-8 of Monterey Bay Bancorp, Inc. of our report dated February 13, 1998, appearing in this Annual Report on Form 10-K of Monterey Bay Bancorp, Inc. for the year ended December 31, 1997.

Deloitte & Touche LLP
San Francisco, California
March 30, 1998

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